Patrick Industries, Inc. Announces Resignation of Chief Financial Officer; John A. Forbes Named as Interim CFO ELKHART, IN – May 28, 2020 - Patrick Industries, Inc. (NASDAQ: PATK), a major manufacturer and distributor of component and building products for the recreational vehicle, marine, manufactured housing and industrial markets, today announced that Joshua Boone, Chief Financial Officer, has resigned to accept a senior leadership position with another publicly traded company. Mr. Boone, who has served as the CFO of Patrick since January 2016, will be working closely with the Company through the second quarter to ensure an orderly transition. “I want to thank Josh for his many contributions to the Patrick organization and for his partnership in building a solid financial foundation for the Company and a strong and talented finance and accounting team,” said Andy Nemeth, President and Chief Executive Officer. “I am proud of what we have accomplished together and have enjoyed working with Josh and watching him grow personally and professionally. I look forward to seeing him utilize the tools and skillset he has developed to continue to succeed far into the future.” “I am extremely grateful for the opportunities that I’ve had at Patrick, the privilege to work with a talented team, and be a part of its sustained track record of success,” said Mr. Boone. “I am looking forward to the next phase of my career and expect to maintain the many personal and professional relationships I’ve developed during my tenure at Patrick. The team is in great shape and ready for the next stage of the Company’s evolution.” The Company has appointed John A. Forbes as Interim Chief Financial Officer. Mr. Forbes, who has been a member of Patrick’s Board of Directors since 2011, has extensive senior leadership experience, including as the President of Utilimaster, a business unit of Spartan Motors USA, Inc., from 2010 to 2017, the CFO of Utilimaster from 2009 to 2010, and the CFO of Nautic Global Group LLC from 2007 to 2009. In addition, Mr. Forbes served as the CFO of Adorn Holdings, Inc. from 2003 until its acquisition by Patrick in 2007. The Company has retained a prominent search firm to fill the permanent CFO position, in addition to assessing its internal candidates. “John’s tremendous experience, leadership expertise and maturity, and familiarity with the Company and our team will help to ensure a smooth transition as we continue to drive our business model and position ourselves to execute on the next phase of our strategic plan,” said Todd Cleveland, Executive Chairman of the Board. About Patrick Industries, Inc. Patrick Industries, Inc. is a major manufacturer and distributor of component products and building products serving the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in Canada, China and the Netherlands. Patrick's major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products, in addition to providing transportation and logistics services. Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. Contact: Julie Ann Kotowski Investor Relations 574.294.7511 kotowskj@patrickind.com